UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  June 13, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed on June 10, 2016, ITT Educational Services, Inc. (the “Company”) announced the departure of Ryan L. Roney, the former Executive Vice President, Chief Administrative and Legal Officer and Secretary of the Company, effective June 6, 2016. This Current Report on Form 8-K is being filed to disclose the material terms of the Company’s consulting agreement with Mr. Roney, entered into as of June 13, 2016 (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, during the four-month period beginning on June 15, 2016, Mr. Roney will serve as a consultant to the Company in exchange for a monthly fee of $31,924.85. During the four-month period, Mr. Roney will provide consulting services regarding matters in which he was involved as an employee of the Company and such other matters as requested by the Company. Mr. Roney will not be required to provide services under the Consulting Agreement at a level of more than 20% of the average level of services he provided to the Company during the 36-month period prior to his separation from the Company.  The Consulting Agreement prohibits Mr. Roney from competing with the Company during the four-month term and includes confidentiality and cooperation provisions.  The Consulting Agreement also provides that as additional consideration for the payments made under the Consulting Agreement, Mr. Roney has agreed to certain release obligations regarding his employment relationship with the Company.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                Description

10.1	Consulting Agreement, dated as of June 13, 2016, by and between ITT Educational Services, Inc. and Ryan L. Roney

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2016
ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	Consulting Agreement, dated as of June 13, 2016, by and between ITT Educational Services, Inc. and Ryan L. Roney